EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated February 4, 1999, with respect to the consolidated financial statements and schedule of Apple Residential Income Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Cornerstone Realty Income Trust, Inc. for the registration of 12,670,674 Series A Convertible Preferred Shares.

                                        /s/ Ernst & Young LLP

Richmond, Virginia
May 7, 1999